SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check	the appropriate box:

[_]	Preliminary proxy statement.

[_]	Definitive proxy statement.

[X]	Definitive additional materials.

[_]	Soliciting material under Rule 14a-12.

[_]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

THE NEW GERMANY FUND, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Following are slides containing information which may be presented to shareholders of The New Germany Fund, Inc.

The New Germany Fund, Inc.

Contents

1.

Overview

2.

The New Germany Fund, Inc.

3.

Superior Slate of Directors

4.

Corporate Governance

5.

Short-Term vs. Long-Term Interests

Overview

1.

Overview – The Issues:
Directors with Better Qualifications (Proposal 1)

Proposal 1: To elect four Directors, each to serve for a term of three years and until their successors are elected and qualify.

Electing lesser-qualified directors is not in the best interest of all
Fund shareholders

Management’s nominees are better qualified

The Fund’s director qualification bylaw is a common approach to good corporate governance

1.

Overview – The Issues:
Short-term vs. Long-term Interests (Proposal 3)

Proposal 3: “Stockholders of the Fund be afforded an opportunity to realize net asset value for their shares as soon as practicable.”

If the Fund had liquidated on Jan. 1, 2003, stockholders would have received a modest one-time gain equal to the discount of $0.21 for each $1.00 of market price invested

Long-term stockholders in fact experienced total incremental appreciation of
$1.66 from Jan. 1, 2003 to Mar. 31, 2005 for each $1.00 of market price

Proposal 3 is a referendum on this question

1. Overview - The Fund

Investment Objective:  The New Germany Fund, Inc. seeks long-term capital appreciation primarily through investment in the Mittelstand – an important group of small and mid-cap German companies. The Fund invests primarily in middle market German companies and may invest up to 20% elsewhere in Western Europe.

Total Net Assets:  $257,942,387

Shares Outstanding:  24,977,225

NYSE Symbol:  GF

Expense Ratio:  1.24%

Cusip: 644465106

As of April 30, 2005

This fund is not diversified and may focus its investments in certain geographical regions, thereby increasing its vulnerability to developments in that region.  Investing in foreign securities presents certain unique risks not associated with domestic investments,

such as currency fluctuations and political and economic changes and market risks. This may result in greater share price volatility.

The New Germany Fund, Inc.

The manager has managed the Fund since inception in January 1990

The manager has a prominent presence in German markets

Portfolio team based in New York and Frankfurt

The Fund ranks in the top quartile of its Lipper peer group for lowest overall expense ratio (2 of 12 funds as of 12/31/04).

Strong aftermarket support from manager’s closed-end fund department

Shareholder Communications

Public Relations

Expenses as a percentage of Average Net assets for the latest fiscal year.

Funds are ranked according to total expenses.

The expense data is based upon the Fund’s Lippper category of Western European
Fund and also incorporates The Lipper Eastern European Funds category as well.

2.

The New Germany Fund, Inc.

Key Highlights

As of 12/31/04

Retail and institutional

London

Investment specialists  50

Frankfurt

Investment specialists  82

Tokyo

Investment specialists  26

Hong Kong

Investment specialists  2

Seoul

Investment specialists  4

Zurich

Investment specialists  4

Singapore

Investment specialists  8

Sydney

Investment specialists  22

Mumbai

Investment specialists 3

Milwaukee

Investment specialists  3

Boston

Investment specialists  9

New York

Investment specialists  67

Warsaw

Investment specialists  3

Paris

Investment specialists  2

Milan

Investment specialists  12

Madrid

Investment specialists  8

2.

The New Germany Fund, Inc.

People Global Equity Resources

305 Equity Investment Professionals Worldwide

  Active management

  Fundamental stock analysis

  Company visits

  Standardized format for independent primary research

  Stock ranking

                                           Outperformance

2.

The New Germany Fund, Inc.

Investment philosophy and approach

Ex ante risk simulation (BARRA
tracking error, style analytics)

Maximum derivation of stock
values

Maximum country and sector
valuation

Minimum free-float requirements

Historical tracking error

Client guidelines/legal
requirements

Performance
measurement/portfolio analysis
system

Risk controls – ex post

2.

The New Germany Fund, Inc.

Risk controls – ex ante

3.2

9. Rheinmetall

3.0

10. AWD

3.7

7. Heidelberg Cement

3.7

6. K+S AG

4.0

5. Hannover
Rueckversichherungs

47.0

TOTAL

3.3

4.5

5.8

7.9

7.9

% Weight in New
Germany Fund

3. Depfa Bank Plc

8. Stada Arzneimittel

4. Merck KGaA

2. Hypo Real Estate Holding

1. European Aeronautic Defense

Security Description

100.0%

TOTAL

1.7

8. Telecommunications Services

3.1

7. Consumer Staples

7.5

6. Consumer Discretionary

7.6

5. Information Technology

10.6

4. Materials

17.4

3. Health Care

24.9

2. Financials

27.2

1. Industrials

% of Market Value

Largest Sector Holdings

Source: Deutsche Asset Management

Portfolio Characteristics are subject to change.

2.

The New Germany Fund, Inc.

Portfolio Weightings and Sector Holdings (4/30/05)

USD
34
32
30
28
26
24
22
20
18
Jan 04
Feb 04
Mar 04
Apr 04
May 04
Jun 04
Jul 04
Aug 04
Sep 04
Oct 04
Nov 04
Dec 04
Jan 05
Feb 05
Mar 05
Apr 05

New Germany Fund, Inc. 12

Real Estate Financing

Successful restructuring of Hypo Germany

New business at remarkable margins
(14% RoE) replacing old low margin
business after NPL sales

Improved loan portfolio

Promising international expansion

Earnings drivers: lower risk provision and
higher operating revenues

Attractive valuation still below book value

Source: MSCI, Bloomberg as at April 2005

* % of portfolio as at 30 April 2005

Source: Deutsche Asset Management

Portfolio holdings are subject to change.

Market cap:           USD 5.4 billion

Sector:                         Financials

2.

The New Germany Fund, Inc.

Hypo Real Estate 7.9%*

47
44
41
38
35
32
29
26
23
USD
Jan 04
Feb 04
Mar 04
Apr 04
May 04
Jun 04
Jul 04
Aug 04
Sep 04
Oct 04
Nov 04
Dec 04
Jan 05
Feb 05
Mar 05
Apr 05

New Germany Fund, Inc. 13

Automotive and defense

Automotive division fuelled by tighter
emission standards and trend of
reduction in fuel consumption

Positive order intake in the defense
division (Puma)

Improving EBIT margins thanks to
restructuring programmes in both
divisions

Still attractive valuation

Dependence on automotive sector

Source: MSCI, Bloomberg as at April 2005

* % of portfolio as at 30 April 2005

Source: Deutsche Asset Management

Portfolio holdings are subject to change.

Market cap:            USD 1.9 billion

Sector:                         Capital goods

2.

The New Germany Fund, Inc.

Rheinmetall 3.2%*

20
18
16
14
12
10
8
USD
Jan 04
Feb 04
Mar 04
Apr 04
May 04
Jun 04
Jul 04
Aug 04
Sep 04
Oct 04
Nov 04
Dec 04
Jan 05
Feb 05
Mar 05
Apr 05

New Germany Fund, Inc. 14

Mechatronics & biotech (equipment for
biomolecular filtration and fermentation)

Biotech: structural growth rate around
8% - 10% pa combined with unique
broad product range and world class
production standards

Mechatronics: No 2 global supplier in
weighing; strong brand in laboratory
weighing market

Financial targets for 2007:
Sales + 7.5% CAGR, EBIT margin 11%
(2004: 7%)

Strategic alliances

Source: MSCI, Bloomberg as at April 2005

* % of portfolio as at 30 April 2005

Source: Deutsche Asset Management

Portfolio holdings are subject to change.

Market cap:              USD 450 million

Sector:                           Capital goods

2.

The New Germany Fund, Inc.

Sartorius 1.8%*

New Germany Fund Proposes Superior Slate of Directors

3.   GF Proposes Superior Slate: Current Director Candidates

The four management nominees are better qualified than the
dissident nominees.

They have extensive experience in German investment and
business matters.

Management Nominees

Over 20 years’ experience as senior executive of large German companies in the retail sector, including Tengelmann (owner of A&P Supermarkets), Wella (hair and beauty products) and DSD Duales (recycling).  Fluent in English and German.

Peter Zühlsdorff

Over 10 years’ experience (until 2003) as CEO of German American Chamber of
Commerce, advising German companies about conducting business in the United States.
Fluent in English and German.

Werner Walbröl

18 years’ experience (until 2002) as Treasurer of Venator/Footlocker (formerly Woolworth), including Treasurer for European operations.  Audit Committee Financial Expert and
Chairman of the Fund's Audit Committee.

John Cannon

20 years’ experience as Chairman of the European private banking and brokerage business of UBS AG (PaineWebber International).  Fluent in English and German.

John Bult

The four dissident nominees have little international investing experience.

They have in common their having been repeatedly nominated by Mr. Goldstein in closed-end fund proxy contests.

Dissident Nominees

Limited lifetime work experience (age 36); employed by Mr. Goldstein; only public company experience is as a director of Mexico Equity and Income Fund
(controlled by Mr. Goldstein).

Rajeev Das

Limited lifetime work experience (age 38); only public company experience is as a director of Mexico Equity and Income Fund (controlled by Mr. Goldstein).

Andrew Dakos

Pursuing this proxy contest for his own economic self-interest, and cannot be expected to consider the interests of stockholders generally.  Long history of attacking and seeking to destroy closed-end funds.

Phillip Goldstein

Associated with troubled businesses:  director of a nursery business emerging from chapter 11 bankruptcy; president of medical research support business formerly engaged in a protracted litigation surrounding an unsuccessful merger transaction.

Gerald Hellerman

3.

GF Proposes Superior Slate:

Dissident Director Candidates Less Qualified

3.

GF Proposes Superior Slate:
Opportunity Partners Self-Serving Interests

A private investment partnership controlled by Phillip Goldstein

Mr. Goldstein and his affiliates have a history of engaging in proxy contests with closed-end funds

March 2000, Goldstein made to the Italy Fund a non-binding proposal that the Fund open end or merge into an existing open-end fund, and nominated himself and a colleague for to be directors.  Shareholders elected both nominees and approved the proposal.  The
Fund then made two tender offers, each for 25% of its outstanding shares, in 2000 and
2001.  Due to the tender offers, the fund's net assets shrunk from approximately $161 million as of January 31, 2000 to approximately $36 million in November 2002 and its expense ratio rose from 1.23% for the year ended January 31, 2000 to 2.04% for the year ended January 2003.  In 2003 the fund liquidated.

Goldstein initiated a proxy contest for The Mexico Equity and Income Fund, Inc. in late
1999 and was elected to the fund's Board in 2000.  The fund subsequently conducted two large tender offers: one for 20% of the fund's shares in 12/00 and one for 80% in 3/02.
By  1/31/03, the fund's total net assets had shrunk to $20 million, down from $105 million as of 1/31/00.  Over the same period, the fund's expense ratio rose from 1.97% to 2.69%.

Mr. Goldstein has conceded his intended nominees are not qualified to serve as directors under the Fund’s Bylaws

Corporate Governance

4. Corporate Governance: Independence of Board

The Fund has always had a majority of independent directors currently over 80% and for over five years none of the directors have been
Deutsche Bank employees

Only two directors serve on more than 2 other boards of funds managed by the investment manager

Independent audit committee and nominating committee

Independent directors  meet in executive sessions with special counsel to the independent directors at each meeting of the board

Established special committee to oversee shareholder communication

Independent Chairman to be in place this year

Current chairman (Christian Strenger) is a leader of the corporate governance movement in Germany

Formed a commission in 1999 that developed a governance code now reflected in the official German Corporate
Governance Code issued in 2002

Active pro-investor board member of International Corporate Governance Network (ICGN)

Member of Private Sector Advisory Group of World Bank-OECD Global Corporate Governance Forum

4. Corporate Governance: Stockholder Proposals

The Fund has had almost no prior stockholder proposals

In 2004, in addition to Mr. Goldstein’s non-binding NAV proposal, there was a binding proposal to terminate the investment advisory agreement.  It garnered votes from only 15.80% of the
outstanding shares and did not pass

The most recent proposals before those were in 1998.  Mr.
Goldstein made a binding proposal to terminate the investment management agreement.  It garnered votes from only 9.52% of
the outstanding shares and did not pass.  Another stockholder made a non-binding proposal to open-end or merge with an open-
end fund.  It received votes from only 27.76% of the outstanding shares

Electing partisan and less qualified directors is not an appropriate way to address that issue

Management’s nominees will balance the interests of all stockholders

Directors are obliged by Maryland law to act in the best interests of the Fund as a continuing entity.  The Goldstein’s nominees do not have an open mind.  They are publicly pre-committed to proposal 3, to achieve Goldstein’s own economic goals.

Last year’s similar stockholder proposal sent no clear message.
Over a majority (55%) of stockholders did not vote.  27% voted yes;
17% voted no.  It is not possible to know whether the 55% do not care, or did not vote because they were content, but the latter is at least likely as the former.

4.

Corporate Governance:

Ability to Represent All Stockholders

Principles of good governance favor having minimum qualifications for directors

The Fund Director’s Guidebook (2nd Ed.), published in 2003 by the American Bar Association, specifically endorses “qualification requirements for nominees as directors.”

Other commentators are to the same effect

Maryland Law (like Delaware Law) specifically authorizes bylaws to contain director qualification requirements

The Fund’s bylaws have for over five years required at least 10 years’ experience relevant to the Fund – business, investment, economic or political matters of
Germany

Geographically-based director qualifications are relevant and sensible for a geographically-oriented fund.

Director qualification bylaws are more likely to yield truly independent directors who have the experience to weigh the long and short-term factors, and the clout to implement their decisions.

Such bylaws are common among closed-end funds:

*Dissolved

Aberdeen Australia Equity Fund, Inc

The Asia Pacific Fund, Inc.

The Austria Fund, Inc*

The France Growth Fund, Inc.*

Global Income Fund, Inc.

The Korean Investment Fund, Inc.*

The Mexico Fund, Inc.

The Southern Africa Fund, Inc.*

The Spain Fund, Inc.

The Swiss Helvetia Fund, Inc.

The Taiwan Fund, Inc.

Tortoise Energy Infrastructure Corporation

4.

Corporate Governance:

Director Qualification Bylaws

4. Corporate Governance: Bylaws

Requirements of the Fund’s Bylaws – 10 years experience in business, investment, economic or political matters of Germany through a senior position at:

German business with annual revenues equivalent to US$500 million

Supervision of European operations at a US business with annual revenues of US$500 million

German investment funds (5 years) with $US250 million total assets

German investment management business with US$500 million under management

Accounting, law or consulting firm having over 100 professionals that advises above types of businesses

German, US or supranational government agency or German-US trade organization

4. Corporate Governance: Bylaws

Many potential candidates qualify under the Fund’s  bylaws

Given a lifetime work expectancy of 40 years, an otherwise-qualified candidate is eligible to be a Fund director for 40 years – the final 30 years of the person’s working career and first 10 years of retirement.

75 of the 100 largest German public companies met the US$500 million revenue test in 2000.  Many private companies also met that test.  Even more today.

Hundreds of US companies having European operations had that level.  The smallest Fortune 500 company in 2000 was US$3.2
billion.

In addition, there are numerous qualifying political entities, investment management businesses, investment vehicles and
accounting, law and consulting firms.

4. Corporate Governance: Bylaws

The dissident comments about the Fund’s bylaws should not be allowed to distract investors from the real issue

Election of dissident directors is not an appropriate governance response

Short-Term vs. Long-Term Interests

5. Short-Term vs. Long-Term Interests

In Proposal 3, the dissidents are seeking liquidation or a large tender offer

Fund performance has been excellent, returning far more to
stockholders than liquidation would

The closed-end format is well-suited for the Fund, given its investment focus on thinly traded small- and mid-cap German
companies that cannot readily be sold to meet redemption
demands applicable to open-end funds

Closed-end funds frequently trade a discount

The Fund has been public for 15 years, so most current stockholders would have purchased in the open market at a discount

Therefore, the discount does not harm investors and in fact, represents an investment opportunity for long-term investors.

19.13%

40.53%

46.46%

2 Year

1.40%

3.94%

1.45%

Inception

(1/16/90)

-0.98%

4.32%

5.33%

10 Year

-8.12%

-6.01%

-3.77%

5 Year

12.38%

16.67%

17.06%

3 Year

13.16%

15.67%

24.34%

1 Year

-4.40%

-1.71%

-2.32%

YTD

German Mid-Cap

Index (b)

GF(a)

NAV

GF Market

Price

As of 4/30/05

(A)Total investment returns reflect changes in net asset value per share during each period and assume that dividends and capital gains distributions, if any, were reinvested.  These percentages are not an indication of the performance of a shareholder’s investment in the Fund based on market price.

(B) The Fund has changed benchmarks since inception. Page 31 list benchmarks.

5.

Short-Term vs. Long-Term Interests:

Excellent Performance (4/30/05)

Significant open market purchases*

YTD (4/30/05): 311,200 shares repurchased valued at $2,084,270 USD

2004: 1,245,300 shares repurchased valued at $ 9,675,399 USD

2003: 1,079,300 shares repurchased valued at $ 6,196,319 USD

2002: 870,500 shares repurchased valued at $ 3,766,021 USD

Discount has narrowed

12/31/01 Discount -21.73%

12/31/02 Discount -21.63%

12/31/03 Discount -17.89%

12/31/04 Discount -13.89%

Program to maintain market awareness (Year-to-Date)

Portfolio Manager  interview on Bloomberg

Coverage in the Wall Street Journal

Participation in industry conference

Shareholder relations award by industry research analysts

Advertisements in US based German Magazine

Comprehensive website: www.newgermanyfund.com

Dedicated Toll-free shareholder line: 1-800-GERMANY

*Value is net of expenses.  Shares issued for dividend reinvestment: 81,662 in 2004, 35,920 in 2003.

5.

Short-Term vs. Long-Term Interests:

Efforts to Address the Discount

Important Notes:

Closed end funds, unlike open end funds, are not continuously offered. There is a one time public offering and once issued, shares of closed end funds are sold in the open market through a stock exchange. Shares of closed-end funds frequently trade at a discount to net asset value. The price of the fund's shares is determined by a number of factors, several of which are beyond the control of the fund. Therefore, the fund cannot predict whether its shares will trade at, below or above net asset value.

Past results of the markets as discussed in this presentation are not necessarily indicative of future performance of those markets.

This fund is not diversified and may focus its investments in certain geographical regions, thereby increasing its vulnerability to developments in that region.  Investing in foreign securities presents certain unique risks not associated with domestic investments, such as currency fluctuations and political and economic changes and market risks. This may result in greater share price volatility.

Benchmark Info:

New Germany Fund Benchmarks

From inception to Dec.31, 1993

100% DAX

Jan.1, 1994 to Dec. 31, 1995

100% CDAX

Jan.1, 1996 to Dec. 31, 1999

100% MDAX

Jan.1, 2000 to Aug. 31, 2002

60% MDAX, 40% NEMAX50

Sept.1, 2002 to Mar. 31, 2003

75% MDAX, 25% NEMAX50

Apr.1, 2003 to Present

100% MCAPM

Important Notes:

05/05 38413

The past performance of a product or service does not guarantee or predict future performance. The products and services described in this document are not appropriate for everyone, so an interested party must make his or her own independent legal, tax, accounting and financial evaluation of their merits and risks.

The information provided herein is neither financial advice nor a recommendation, offer or solicitation to engage in a financial transaction or purchase of a particular product or service, and Deutsche Bank makes no representation concerning its accuracy, completeness or fairness. We assume no responsibility to advise the recipients of this document with regard to changes in our views.  All opinions and estimates herein, including forecast returns, reflect our judgement on the date of this report and are subject to change without notice.

Fund shares are not FDIC-insured and are not deposits or other obligations of, or guaranteed by, any bank.  Fund shares involve investment risk, including possible loss of principal.

Deutsche Asset Management, which is the marketing name in the US for the asset management activities of Deutsche
Bank AG, Deutsche Investment Management Americas Inc., Deutsche Asset Management Inc., Deutsche Bank
Securities Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Bank Trust Company Americas and
Scudder Trust Company.

The opinions and forecasts expressed are those of the investment team as of 5/2005, and may not actually come to pass.  This information is subject to change at any time, based on market and other conditions and should not be construed as a recommendation of any specific security.

For Further Information please call Investor Services at

800-349.4281

Or

visit us on the web at www.newgermanyfund.com